Exhibit 99.1

Viragen Streamlines Research Focus and Halts

Development of OVA™ System

PLANTATION, FLORIDA – June 21, 2007 – Viragen, Inc. (AMEX: “VRA”; “VRA.U”; “VRA.WS”) today announced the Company has halted its development of the OVA™ System, its avian transgenic technology being developed for the manufacture of therapeutic proteins.

In halting all further development of the OVA™ System, Viragen has notified Roslin Institute and Oxford Biomedica plc of its intent to terminate its research and license agreements, respectively.

“We have been forced to make a very difficult decision at this time to halt our avian transgenics project. While we have accomplished some truly excellent science, including more ‘firsts’ than any other group in this field, the distance between research and commercialization is simply too great, and our resources are better focused on advancing our anti-cancer therapeutics,” commented Viragen’s President and CEO, Charles A. Rice.

“We would like to thank the staffs at Roslin Institute and Oxford BioMedica for their work and dedication to this project. We will continue to maintain Viragen’s intellectual property portfolio associated with the OVA™ System in the event that any interested party may want to consider licensing,” added Mr. Rice.

In light of the cessation of activities relating to avian transgenics, Viragen intends to focus its resources on the marketing and regulatory activities related to Multiferon® and pre-clinical studies planned for two of Viragen’s anti-cancer product candidates: VG102, a monoclonal antibody that has the potential to target nearly all solid tumors; and VG106, an in-house developed cytokine that has been shown, in preliminary studies, to prevent proliferation of several difficult-to-treat cancers.

About Viragen, Inc.:

With international operations in the U.S., Scotland and Sweden, we are a bio-pharmaceutical company engaged in the research, development, manufacture and commercialization of therapeutic proteins for the treatment of cancers and viral diseases. Our product portfolio includes: Multiferon® (multi-subtype, human alpha interferon) which is uniquely positioned in valuable niche indications, such as high-risk malignant melanoma, and other select cancers and infectious diseases; VG102, a novel monoclonal antibody that binds selectively to an antigen that is significantly over-expressed on nearly all malignant tumors; and VG106, a novel cytokine targeting difficult-to-treat cancers.

For more information, please visit: http://www.Viragen.com

Viragen, Inc.	1
865 SW 78th Avenue, Suite 100, Plantation, Florida 33324 – Telephone (954) 233-8746 – Fax (954) 233-1414

Viragen, Inc. Corporate Contact:

Douglas Calder, Director of Communications

Phone: (954) 233-8746; Fax: (954) 233-1414

E-mail: dcalder@viragen.com

The foregoing press announcement contains forward-looking statements that can be identified by such terminology such as “believes,” “expects,” “potential,” “plans,” “suggests,” “may,” “should,” “could,” “intends,” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. In particular, management’s expectations regarding future research, development and/or commercial results could be affected by, among other things, uncertainties relating to clinical trials and product development; availability of future financing; unexpected regulatory delays or government regulation generally; the success of third-party marketing efforts; our ability to retain third-party distributors; our ability to obtain or maintain patent and other proprietary intellectual property protection; and competition in general. Forward-looking statements speak only as to the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Viragen, Inc.	2
865 SW 78th Avenue, Suite 100, Plantation, Florida 33324 – Telephone (954) 233-8746 – Fax (954) 233-1414